Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Second Quarter Fiscal 2021

Results of Operations

FY’21 Second Quarter Performance

▪

Korn Ferry reports fee revenue of $435.4 million in Q2 FY’21, a decrease of 12% (decrease of 12% on a constant currency basis) from Q2 FY’20. On a quarter sequential basis, Q2 FY’21 fee revenue increased 27% from Q1 FY’21.

▪	Net income attributable to Korn Ferry was $27.8 million in Q2 FY’21.
▪	Operating income was $48.2 million in Q2 FY’21 with an operating margin of 11.1%. Adjusted EBITDA was $66.2 million with an Adjusted EBITDA margin of 15.2%.
▪	Q2 FY’21 diluted earnings per share and adjusted diluted earnings per share was $0.51 and $0.54, respectively.

Los Angeles, CA, November 23, 2020 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced second quarter fee revenue of $435.4 million.  Second quarter diluted earnings per share was $0.51 and adjusted diluted earnings per share was $0.54.  Adjusted diluted earnings per share for the second quarter excludes an aggregate of $1.7 million, net of tax or $0.03 per share, of restructuring charges, net, due to the coronavirus pandemic (“COVID-19”).

“During the recently completed second quarter, I’m pleased that Korn Ferry’s revenue was up 27% sequentially to $435 million. We had a sharp improvement in earnings and profitability with net income attributable to Korn Ferry of $28 million with an operating margin of 11.1% and $66 million of adjusted EBITDA and a 15.2% adjusted EBITDA margin,” said Gary D. Burnison, CEO, Korn Ferry. “I’m not only encouraged by the financial results, but extremely proud of all that has been accomplished by our Korn Ferry colleagues to help our business rebound so dramatically. The actions, strategy, solutions and messages we’ve taken to the marketplace have resonated. Our clients have responded, and our colleagues have been resilient through a year that none of us have experienced in our lifetimes.

“As we look to the calendar year ahead, almost every company on the planet is and will have to re-imagine their business. So forget the new normal, this is normal,” Burnison added. “Companies are rethinking their organizational structure, roles and responsibilities. How they compensate, engage and develop their workforce, along with the type of agile talent they hire and how they hire talent in a virtual world. That’s real, tangible opportunity for Korn Ferry.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$435.4	$492.4	$779.5	$976.9
Total revenue	$437.8	$504.2	$784.7	$1,000.4
Operating income	$48.2	$61.9	$4.4	$122.2
Operating margin	11.1%	12.6%	0.6%	12.5%
Net income (loss) attributable to Korn Ferry	$27.8	$42.8	$(3.1)	$85.8
Basic earnings (loss) per share	$0.51	$0.78	$(0.06)	$1.54
Diluted earnings (loss) per share	$0.51	$0.77	$(0.06)	$1.54

EBITDA Results (b):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
EBITDA	$63.7	$75.7	$46.1	$150.7
EBITDA margin	14.6%	15.4%	5.9%	15.4%

Adjusted Results (c):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA (b)	$66.2	$78.3	$76.8	$153.3
Adjusted EBITDA margin (b)	15.2%	15.9%	9.8%	15.7%
Adjusted net income attributable to Korn Ferry	$29.5	$44.8	$19.3	$87.7
Adjusted basic earnings per share	$0.54	$0.81	$0.35	$1.58
Adjusted diluted earnings per share	$0.54	$0.81	$0.35	$1.57

___________

(a)	Numbers may not total due to rounding.
(b)

EBITDA refers to earnings before interest, taxes, depreciation and amortization.  Adjusted EBITDA further adjusts EBITDA to exclude integration/acquisition costs and restructuring charges, net.  EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Integration/acquisition costs	$—	$2.6	$0.7	$2.6
Restructuring charges, net	$2.4	$—	$29.9	$—

Fee revenue was $435.4 million in Q2 FY’21, a decrease of 12% (down 12% on a constant currency basis) compared to Q2 FY’20.  The decrease in fee revenue across Executive Search, Consulting, and RPO and Professional Search, was primarily due to a decline in demand for our products and services due to the impact of COVID-19 on economies around the world. This decline in fee revenue was partially offset by an increase in Digital fee revenue when compared to Q2 FY’20, which was primarily due to the acquisition of Miller Heiman Group, AchieveForum and Strategy Execution (the “acquired companies”) in the third quarter of fiscal 2020.

Actions taken by various government and other authoritative bodies in response to the COVID-19 caused a contraction in economic activity which translated into the decrease in fee revenue compared to the year-ago quarter. This decline in fee revenue was partially offset by savings associated with actions taken to align our cost structure with the lower level of business demand, and resulted in a net income attributable to Korn Ferry of $27.8 million in Q2 FY’21 as compared to net income attributable to Korn Ferry of $42.8 million in Q2 FY’20.

Operating margin was 11.1% in Q2 FY’21 compared to 12.6% in the year-ago quarter.  The decrease in operating margin was primarily due to the decline in fee revenue in Q2 FY’21 associated with the impact of COVID-19.

Adjusted EBITDA margin was 15.2%, compared to 15.9% in the year-ago quarter.

Results by Segment

Selected Consulting Data(a)

(dollars in millions) (b)

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$126.7	$144.0	$226.0	$281.6
Total revenue	$127.1	$148.2	$226.6	$289.5
Operating income	$14.6	$9.8	$3.7	$21.6
Operating margin	11.5%	6.8%	1.6%	7.7%

Ending number of consultants and execution staff (c)	1,491	1,886	1,491	1,886
Hours worked in thousands (d)	399	463	766	915
Average billed rate (e)	$318	$311	$295	$308

EBITDA Results (f):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
EBITDA	$19.0	$14.6	$12.9	$31.3
EBITDA margin	15.0%	10.1%	5.7%	11.1%

Adjusted Results (g):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA (f)	$20.2	$14.6	$26.8	$31.3
Adjusted EBITDA margin (f)	15.9%	10.1%	11.8%	11.1%

 ___________

(a)

In the third quarter of fiscal 2020, the Company changed the composition of its global segments.  Consulting segment represents the consulting business that was previously included in the Advisory segment. Segment data for Q2 FY’20 has been recast to reflect the division of the Advisory segment into the Consulting and Digital segments.

(b)	Numbers may not total due to rounding.
(c)	Represents number of employees originating, delivering and executing consulting services.
(d)	The number of hours worked by consultant and execution staff during the period.
(e)	The amount of fee revenue divided by the number of hours worked by consultants and executive staff.
(f)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(g)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Restructuring charges, net	$1.1	$—	$13.9	$—

Fee revenue was $126.7 million in Q2 FY’21 compared to $144.0 million in Q2 FY’20, a decrease of $17.3 million or 12% (down 13% on a constant currency basis). This change was due to the decline in demand for our products and services due to the contraction in economic activity as a result of COVID-19.

Operating income was $14.6 million in Q2 FY’21 with an operating margin of 11.5% compared to operating income of $9.8 million and an operating margin of 6.8% in the year-ago quarter.  This change resulted from a decrease in compensation and benefits expense driven by a reduction in headcount and decreases in both general and administrative expenses and cost of services expense, all of which resulted from the cost saving initiatives that were put in place, partially offset by the decline in fee revenue outlined above and an increase in restructuring charges, net incurred in Q2 FY’21.

Adjusted EBITDA was $20.2 million in Q2 FY’21 with an Adjusted EBITDA margin of 15.9% compared to $14.6 million and 10.1%, respectively, in the year-ago quarter. The increase in Adjusted EBITDA was due to the same factors impacting operating income outlined above except for restructuring charges.

Selected Digital Data(a)

(dollars in millions) (b)

Digital is an integrated platform that gives clients direct access to people and organizational data, insights, analytics, and digital assets that when used together, give clients a common language for all talent matters.

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$75.0	$65.7	$131.0	$123.7
Total revenue	$75.0	$65.7	$131.1	$123.7
Operating income	$15.8	$18.6	$13.2	$32.6
Operating margin	21.1%	28.2%	10.1%	26.3%

Ending number of consultants	299	348	299	348
Subscription & License fee revenue	$22.7	$15.9	$43.8	$31.3

EBITDA Results (c):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
EBITDA	$23.0	$22.4	$27.5	$40.2
EBITDA margin	30.7%	34.1%	21.0%	32.5%

Adjusted Results (d):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA (c)	$23.1	$22.4	$31.0	$40.2
Adjusted EBITDA margin (c)	30.8%	34.1%	23.7%	32.5%

___________

(a)

In the third quarter of fiscal 2020, the Company changed the composition of its global segments.  Digital segment represents the products business that was previously included in the Advisory segment. Segment data for Q2 FY’20 has been recast to reflect the division of the Advisory segment into the Consulting and Digital segments.

(b)	Numbers may not total due to rounding.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Integration/acquisition costs	$—	$—	$0.6	$—
Restructuring charges, net	$0.1	$—	$2.9	$—

Fee revenue was $75.0 million in Q2 FY’21 compared to $65.7 million in Q2 FY’20, an increase of $9.3 million or 14% (13% on a constant currency basis).  The increase in fee revenue was primarily due to fee revenue generated by the acquired companies.

Operating income was $15.8 million in Q2 FY’21 with an operating margin of 21.1% compared to operating income of $18.6 million and an operating margin of 28.2% in the year-ago quarter.  Contributing to the change was an increase in compensation and benefits expense, cost of services expense and depreciation and amortization expense, relating to the acquired companies, which was partially offset by the cost saving initiatives that were put in place and an increase in fee revenue outlined above.

Adjusted EBITDA was $23.1 million in Q2 FY’21 with an Adjusted EBITDA margin of 30.8% compared to $22.4 million and 34.1%, respectively, in the year-ago quarter.  The increase in Adjusted EBITDA was due to the same factors impacting operating income described above except for depreciation and amortization expense.

Selected Executive Search Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$148.1	$187.9	$268.2	$381.1
Total revenue	$148.6	$192.0	$269.5	$390.0
Operating income	$25.6	$41.2	$13.3	$86.9
Operating margin	17.3%	21.9%	5.0%	22.8%

Ending number of consultants	512	585	512	585
Average number of consultants	511	577	534	575
Engagements billed	3,082	3,848	4,618	6,086
New engagements (b)	1,331	1,575	2,446	3,270

EBITDA Results (c):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
EBITDA	$27.3	$44.0	$26.2	$92.9
EBITDA margin	18.5%	23.4%	9.8%	24.4%

Adjusted Results (d):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA (c)	$28.2	$44.0	$36.3	$92.9
Adjusted EBITDA margin (c)	19.1%	23.4%	13.5%	24.4%

________

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Restructuring charges, net	$0.9	$—	$10.0	$—

Fee revenue was $148.1 million and $187.9 million in Q2 FY’21 and Q2 FY’20, respectively, a decrease of $39.8 million or 21% (down 22% on a constant currency basis).  The decrease in fee revenue was attributable to a decline in fee revenue in all regions due to the decrease in demand for our products and services because of the worldwide economic downturn associated with COVID-19.

Operating income was $25.6 million in Q2 FY’21 compared to operating income of $41.2 million in Q2 FY’20.  Operating margin was 17.3% in Q2 FY’21 compared to 21.9% in the year-ago quarter.  The change was mainly due to a decrease in fee revenue in Q2 FY’21 as compared to the year-ago quarter, partially offset by a decrease in compensation and benefits expense driven by a reduction in headcount and a decline in general and administrative expenses, all of which resulted from the cost saving initiatives that were put in place.

Adjusted EBITDA was $28.2 million in Q2 FY’21 with an Adjusted EBITDA margin of 19.1% compared to $44.0 million and 23.4%, respectively, in the year-ago quarter.  The decrease in Adjusted EBITDA was due to the same factors impacting operating income described above.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$85.7	$94.8	$154.3	$190.6
Total revenue	$87.1	$98.3	$157.5	$197.2
Operating income	$12.5	$15.1	$14.7	$30.1
Operating margin	14.6%	15.9%	9.5%	15.8%

Engagements billed (b)	1,173	1,441	1,778	2,274
New engagements (c)	657	693	1,221	1,460

EBITDA Results (d):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
EBITDA	$13.5	$16.1	$16.8	$32.2
EBITDA margin	15.7%	17.0%	10.9%	16.9%

Adjusted Results (e):	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA (d)	$13.8	$16.1	$19.8	$32.2
Adjusted EBITDA margin (d)	16.1%	17.0%	12.8%	16.9%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Restructuring charges, net	$0.3	$—	$3.1	$—

Fee revenue was $85.7 million in Q2 FY’21, a decrease of $9.1 million or 10% (decrease of 11% on a constant currency basis), compared to the year-ago quarter.  The lower fee revenue was driven by a decrease in professional search and recruitment process outsourcing of $7.7 million and $1.4 million, respectively, due to of the worldwide economic downturn associated with COVID-19.  For the quarter, professional search was down 21% (22% on a constant currency) and RPO was down 3% (4% at constant currency), both compared to the year-ago quarter.

Operating income was $12.5 million in Q2 FY’21, a decrease of $2.6 million compared to operating income of $15.1 million in Q2 FY’20.  Operating margin was 14.6% in the current quarter compared to 15.9% in the year-ago quarter.  Adjusted EBITDA was $13.8 million in Q2 FY’21 with an Adjusted EBITDA margin of 16.1% in Q2 FY’21 compared to $16.1 million and 17.0%, respectively, in the year-ago quarter.  The decrease in operating income and Adjusted EBITDA was due to the lower fee revenue discussed above, partially offset by a decrease in compensation and benefits expense driven by a reduction in headcount and a decline in general and administrative expenses, both of which resulted from the cost saving initiatives that were put in place.

Outlook

Approximately three months have passed since our last earnings call and, while advances have been made in the science and societal and economic consequences of COVID-19, there remains significant uncertainty about the ultimate impact of COVID-19.  On the positive side, there have been several announcements around vaccines that have greater than 90% effectiveness.  In addition, the world has adopted new ways of working and interacting with substantial acceptance of business being conducted in a virtual world.  On the negative side, there are a number of unanswered questions regarding the capacity to manufacture the vaccines at scale as well as how they will be distributed and administered to the population at large.  In addition, we are seeing governments putting lockdowns back in place as the number of COVID-19 cases and hospitalizations reach all-time highs.

The constantly evolving and unprecedented nature of what we are currently experiencing, combined with all the unanswered questions and ever-changing datapoints, continues to cloud the near-term predictability of our business.  Consequently, and consistent with our approach to the fourth quarter of FY’20 and first and second quarters of FY’21, we will not issue any specific revenue or earnings guidance for the third quarter of FY’21.  We plan to reassess the suspension of our guidance once we are comfortable that the coronavirus uncertainties have largely passed.

Earnings Conference Call Webcast

The earnings conference call will be held today at 12:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations.  These statements, which include words such as “believes”, “expects”, “anticipates:” or “likely”, include references to our outlook as well as the expected benefits of the acquisition of the acquired companies (as defined below), the timing and expected benefits of our restructuring plan, the magnitude and duration of the impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions, and the potential opportunities for our business as a result of worldwide changes in how companies conduct business as a result of COVID-19.  Readers are cautioned not to place undue reliance on such statements.  Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to the magnitude and duration of the negative impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, expansion of social media platforms, seasonality, ability to effect acquisition and integrate recently acquired companies, including those of Miller Heiman Group, AchieveForum, and Strategy Execution (collectively, the “acquired companies”); the ability to recognize the anticipated benefits of the acquisition of the acquired companies; the costs related to the acquisition of the acquired companies and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•	Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs and restructuring charges, net of income tax effect;
•	Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs and restructuring charges, net of income tax effect;
•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and
•	Adjusted EBITDA, which is EBITDA further adjusted to exclude integration/acquisition costs and restructuring charges, and Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Digital business and 2) charges we incurred to restructure the Company as a result of COVID-19. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.  In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
	(unaudited)
Fee revenue	$435,439	$492,389	$779,536	$976,938
Reimbursed out-of-pocket engagement expenses	2,350	11,788	5,136	23,437
Total revenue	437,789	504,177	784,672	1,000,375

Compensation and benefits	307,185	337,382	591,197	665,878
General and administrative expenses	46,476	62,009	93,565	127,816
Reimbursed expenses	2,350	11,788	5,136	23,437
Cost of services	15,901	18,414	30,170	35,549
Depreciation and amortization	15,298	12,715	30,333	25,492
Restructuring charges, net	2,407	-	29,894	-
Total operating expenses	389,617	442,308	780,295	878,172

Operating income	48,172	61,869	4,377	122,203
Other income, net	277	1,133	11,439	2,959
Interest expense, net	(7,494)	(4,210)	(14,388)	(8,267)
Income before provision for income taxes	40,955	58,792	1,428	116,895
Income tax provision	12,877	15,760	4,205	30,213
Net income (loss)	28,078	43,032	(2,777)	86,682
Net income attributable to noncontrolling interest	(300)	(228)	(278)	(927)
Net income (loss) attributable to Korn Ferry	$27,778	$42,804	$(3,055)	$85,755

Earnings (loss) per common share attributable to Korn Ferry:
Basic	$0.51	$0.78	$(0.06)	$1.54
Diluted	$0.51	$0.77	$(0.06)	$1.54

Weighted-average common shares outstanding:
Basic	53,229	54,568	53,246	54,917
Diluted	53,390	54,716	53,246	55,170

Cash dividends declared per share:	$0.10	$0.10	$0.20	$0.20

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2020		2019	% Change	2020		2019	% Change

Fee revenue:
Consulting	$126,685		$144,036	(12.0%)	$226,003		$281,578	(19.7%)
Digital	75,043		65,724	14.2%	131,016		123,708	5.9%
Executive Search:
North America	91,168		113,818	(19.9%)	160,483		225,540	(28.8%)
EMEA	31,629		39,821	(20.6%)	61,710		86,351	(28.5%)
Asia Pacific	20,807		25,944	(19.8%)	38,059		53,306	(28.6%)
Latin America	4,456		8,272	(46.1%)	7,951		15,857	(49.9%)
Total Executive Search	148,060		187,855	(21.2%)	268,203		381,054	(29.6%)
RPO and Professional Search	85,651		94,774	(9.6%)	154,314		190,598	(19.0%)
Total fee revenue	435,439		492,389	(11.6%)	779,536		976,938	(20.2%)
Reimbursed out-of-pocket engagement expenses	2,350		11,788	(80.1%)	5,136		23,437	(78.1%)
Total revenue	$437,789		$504,177	(13.2%)	$784,672		$1,000,375	(21.6%)

Operating income (loss):		Margin		Margin		Margin		Margin
Consulting	$14,621	11.5%	$9,826	6.8%	$3,694	1.6%	$21,609	7.7%
Digital	15,823	21.1%	18,565	28.2%	13,196	10.1%	32,573	26.3%
Executive Search:
North America	20,491	22.5%	28,124	24.7%	14,756	9.2%	58,446	25.9%
EMEA	1,509	4.8%	6,511	16.4%	(4,710)	(7.6%)	13,822	16.0%
Asia Pacific	3,253	15.6%	5,803	22.4%	4,114	10.8%	12,796	24.0%
Latin America	375	8.4%	791	9.6%	(842)	(10.6%)	1,801	11.4%
Total Executive Search	25,628	17.3%	41,229	21.9%	13,318	5.0%	86,865	22.8%
RPO and Professional Search	12,502	14.6%	15,094	15.9%	14,667	9.5%	30,135	15.8%
Corporate	(20,402)		(22,845)		(40,498)		(48,979)
Total operating income	$48,172	11.1%	$61,869	12.6%	$4,377	0.6%	$122,203	12.5%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	October 31,	April 30,
	2020	2020
	(unaudited)
ASSETS
Cash and cash equivalents	$553,109	$689,244
Marketable securities	47,719	41,951
Receivables due from clients, net of allowance for doubtful accounts of $27,853 and $23,795 at October 31, 2020 and April 30, 2020, respectively	435,393	397,165
Income taxes and other receivables	52,995	38,755
Unearned compensation	50,688	43,117
Prepaid expenses and other assets	30,984	26,851
Total current assets	1,170,888	1,237,083

Marketable securities, non-current	146,625	132,134
Property and equipment, net	136,035	142,728
Operating lease right-of-use assets, net	183,926	195,077
Cash surrender value of company-owned life insurance policies, net of loans	150,190	146,408
Deferred income taxes	49,908	55,479
Goodwill	621,560	613,943
Intangible assets, net	102,351	111,926
Unearned compensation, non-current	105,569	79,510
Investments and other assets	25,590	29,540
Total assets	$2,692,642	$2,743,828

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$37,639	$45,684
Income taxes payable	10,591	21,158
Compensation and benefits payable	247,016	280,911
Operating lease liability, current	51,961	54,851
Other accrued liabilities	211,704	221,603
Total current liabilities	558,911	624,207

Deferred compensation and other retirement plans	312,187	289,136
Operating lease liability, non-current	167,116	180,766
Long-term debt	394,465	394,144
Deferred tax liabilities	556	1,056
Other liabilities	37,885	30,828
Total liabilities	1,471,120	1,520,137

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 74,845 and 73,205 shares issued and 54,153 and 54,450 shares outstanding at October 31, 2020 and April 30, 2020, respectively	575,103	585,560
Retained earnings	728,524	742,993
Accumulated other comprehensive loss, net	(83,655)	(107,172)
Total Korn Ferry stockholders' equity	1,219,972	1,221,381
Noncontrolling interest	1,550	2,310
Total stockholders' equity	1,221,522	1,223,691
Total liabilities and stockholders' equity	$2,692,642	$2,743,828

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

		Three Months Ended		Six Months Ended
		October 31,		October 31,
		2020	2019	2020	2019
		(unaudited)
	Net income (loss) attributable to Korn Ferry	$27,778	$42,804	$(3,055)	$85,755
	Net income attributable to non-controlling interest	300	228	278	927
	Net income (loss)	28,078	43,032	(2,777)	86,682
	Income tax provision	12,877	15,760	4,205	30,213
	Income before provision for income taxes	40,955	58,792	1,428	116,895
	Other income, net	(277)	(1,133)	(11,439)	(2,959)
	Interest expense, net	7,494	4,210	14,388	8,267
	Operating income	48,172	61,869	4,377	122,203
	Depreciation and amortization	15,298	12,715	30,333	25,492
	Other income, net	277	1,133	11,439	2,959
	EBITDA	63,747	75,717	46,149	150,654
	Integration/acquisition costs (1)	-	2,615	737	2,615
	Restructuring charges, net (2)	2,407	-	29,894	-
	Adjusted EBITDA	$66,154	$78,332	$76,780	$153,269

	Operating margin	11.1%	12.6%	0.6%	12.5%
	Depreciation and amortization	3.4%	2.6%	3.9%	2.6%
	Other income, net	0.1%	0.2%	1.4%	0.3%
	EBITDA margin	14.6%	15.4%	5.9%	15.4%
	Integration/acquisition costs (1)	-	0.5%	0.1%	0.3%
	Restructuring charges, net (2)	0.6%	-	3.8%	-
	Adjusted EBITDA margin	15.2%	15.9%	9.8%	15.7%

	Net income (loss) attributable to Korn Ferry	$27,778	$42,804	$(3,055)	$85,755
	Integration/acquisition costs (1)	-	2,615	737	2,615
	Restructuring charges, net (2)	2,407	-	29,894	-
	Tax effect on the adjusted items (3)	(717)	(668)	(8,321)	(668)
	Adjusted net income attributable to Korn Ferry	$29,468	$44,751	$19,255	$87,702

	Basic earnings (loss) per common share	$0.51	$0.78	$(0.06)	$1.54
	Integration/acquisition costs (1)	-	0.05	0.01	0.05
	Restructuring charges, net (2)	0.04	-	0.56	-
	Tax effect on the adjusted items (3)	(0.01)	(0.02)	(0.16)	(0.01)
	Adjusted basic earnings per share	$0.54	$0.81	$0.35	$1.58

	Diluted earnings (loss) per common share	$0.51	$0.77	$(0.06)	$1.54
	Integration/acquisition costs (1)	-	0.05	0.01	0.04
	Restructuring charges, net (2)	0.04	-	0.56	-
	Tax effect on the adjusted items (3)	(0.01)	(0.01)	(0.16)	(0.01)
	Adjusted diluted earnings per share	$0.54	$0.81	$0.35	$1.57

Explanation of Non-GAAP Adjustments
(1)	Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)	Restructuring charges we incurred to rationalize our cost structure by eliminating redundant positions because of COVID-19.
(3)	Tax effect on integration/acquisition costs and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended October 31, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$126,685	$75,043	$91,168	$31,629	$20,807	$4,456	$148,060	$85,651	$-	$435,439
Total revenue	$127,051	$75,038	$91,609	$31,714	$20,820	$4,456	$148,599	$87,101	$-	$437,789

Net income attributable to Korn Ferry										$27,778
Net income attributable to noncontrolling interest										300
Other income net										(277)
Interest expense, net										7,494
Income tax provision										12,877
Operating income (loss)	$14,621	$15,823	$20,491	$1,509	$3,253	$375	$25,628	$12,502	$(20,402)	48,172
Depreciation and amortization	4,063	7,005	716	355	250	202	1,523	945	1,762	15,298
Other income (loss), net	336	202	(9)	31	166	7	195	24	(480)	277
EBITDA	19,020	23,030	21,198	1,895	3,669	584	27,346	13,471	(19,120)	63,747
EBITDA margin	15.0%	30.7%	23.3%	6.0%	17.6%	13.1%	18.5%	15.7%		14.6%

Restructuring, charges, net	1,143	54	(12)	922	(28)	-	882	328	-	2,407
Adjusted EBITDA	$20,163	$23,084	$21,186	$2,817	$3,641	$584	$28,228	$13,799	$(19,120)	$66,154
Adjusted EBITDA margin	15.9%	30.8%	23.2%	8.9%	17.5%	13.1%	19.1%	16.1%		15.2%

	Three Months Ended October 31, 2019
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated
Fee revenue	$144,036	$65,724	$113,818	$39,821	$25,944	$8,272	$187,855	$94,774	$-	$492,389
Total revenue	$148,198	$65,724	$117,077	$40,441	$26,168	$8,273	$191,959	$98,296	$-	$504,177

Net income attributable to Korn Ferry										$42,804
Net income attributable to noncontrolling interest										228
Other income, net										(1,133)
Interest expense, net										4,210
Income tax provision										15,760
Operating income (loss)	$9,826	$18,565	$28,124	$6,511	$5,803	$791	$41,229	$15,094	$(22,845)	61,869
Depreciation and amortization	4,357	3,685	869	450	329	315	1,963	990	1,720	12,715
Other income (loss), net	386	134	637	107	72	30	846	54	(287)	1,133
EBITDA	14,569	22,384	29,630	7,068	6,204	1,136	44,038	16,138	$(21,412)	75,717
EBITDA margin	10.1%	34.1%	26.0%	17.7%	23.9%	13.7%	23.4%	17.0%		15.4%

Integration/acquisition costs	-	-	-	-	-	-	-	-	2,615	2,615
Adjusted EBITDA	$14,569	$22,384	$29,630	$7,068	$6,204	$1,136	$44,038	$16,138	$(18,797)	$78,332
Adjusted EBITDA margin	10.1%	34.1%	26.0%	17.7%	23.9%	13.7%	23.4%	17.0%		15.9%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET (LOSS) INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Six Months Ended October 31, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$226,003	$131,016	$160,483	$61,710	$38,059	$7,951	$268,203	$154,314	$-	$779,536
Total revenue	$226,641	$131,060	$161,465	$61,909	$38,160	$7,951	$269,485	$157,486	$-	$784,672

Net loss attributable to Korn Ferry										$(3,055)
Net income attributable to noncontrolling interest										278
Other income, net										(11,439)
Interest expense, net										14,388
Income tax provision										4,205
Operating income (loss)	$3,694	$13,196	$14,756	$(4,710)	$4,114	$(842)	$13,318	$14,667	$(40,498)	4,377
Depreciation and amortization	8,072	13,731	1,446	717	525	404	3,092	1,885	3,553	30,333
Other income (loss), net	1,124	620	9,333	50	392	55	9,830	220	(355)	11,439
EBITDA	12,890	27,547	25,535	(3,943)	5,031	(383)	26,240	16,772	(37,300)	46,149
EBITDA margin	5.7%	21.0%	15.9%	(6.4%)	13.2%	(4.8%)	9.8%	10.9%		5.9%

Integration/acquisition costs	-	556	-	-	-	-	-	-	181	737
Restructuring charges, net	13,877	2,924	963	8,470	204	405	10,042	3,051	-	29,894
Adjusted EBITDA	$26,767	$31,027	$26,498	$4,527	$5,235	$22	$36,282	$19,823	$(37,119)	$76,780
Adjusted EBITDA margin	11.8%	23.7%	16.5%	7.3%	13.8%	0.3%	13.5%	12.8%		9.8%

	Six Months Ended October 31, 2019
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$281,578	$123,708	$225,540	$86,351	$53,306	$15,857	$381,054	$190,598	$-	$976,938
Total revenue	$289,534	$123,708	$232,523	$87,753	$53,836	$15,860	$389,972	$197,161	$-	$1,000,375

Net income attributable to Korn Ferry										$85,755
Net income attributable to noncontrolling interest										927
Other income, net										(2,959)
Interest expense, net										8,267
Income tax provision										30,213
Operating income (loss)	$21,609	$32,573	$58,446	$13,822	$12,796	$1,801	$86,865	$30,135	$(48,979)	122,203
Depreciation and amortization	8,771	7,324	1,770	906	675	643	3,994	1,982	3,421	25,492
Other income (loss), net	911	335	1,777	119	87	87	2,070	128	(485)	2,959
EBITDA	31,291	40,232	61,993	14,847	13,558	2,531	92,929	32,245	(46,043)	150,654
EBITDA margin	11.1%	32.5%	27.5%	17.2%	25.4%	16.0%	24.4%	16.9%		15.4%

Integration/acquisition costs	-	-	-	-	-	-	-	-	2,615	2,615
Adjusted EBITDA	$31,291	$40,232	$61,993	$14,847	$13,558	$2,531	$92,929	$32,245	$(43,428)	$153,269
Adjusted EBITDA margin	11.1%	32.5%	27.5%	17.2%	25.4%	16.0%	24.4%	16.9%		15.7%